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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                                    GTX, INC.
                               (the "Corporation")

                                   ARTICLE I.
                                     OFFICES

      The Corporation may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II.
                                  STOCKHOLDERS

      2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held on the 1st day of June of each year, or on such other date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

      2.2 Special Meetings. The Corporation shall hold a special meeting of stockholders only in the event of a call by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer of the Corporation or (b) the holders of at least fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meting sign, date, and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, including all statements necessary to make any statement of such purpose not incomplete, false or misleading. Only business within the purpose or purposes described in the meeting notice may be conducted at a special stockholders' meeting.

      2.3 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

      2.4   Notice of Meetings; Adjournment; and Waiver.

            (a) Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided in the DGCL, the written notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on
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the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (b) Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            (c) Waiver. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or the bylaws.

            (d) Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      2.5 Stockholders' List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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      2.6   Quorum and Required Vote. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. In all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the right of any series of preferred stock, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

      2.7 Voting of Stocks. Unless otherwise required by the Certificate of Incorporation, each stockholder shall be entitled to 1 vote for each share of capital stock held by such stockholder.

      2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

      2.9 Consent of Stockholders in Lieu of Meeting. Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

      Each written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by


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a sufficient number of holders to take the action were delivered to the
Corporation as provided herein. In the event that the action which is consented to is such as would have required the filing of a certificate under the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required concerning any vote of stockholders, that written consent has been given in accordance with the DGCL.

      2.10 Presiding Officer and Secretary. At every meeting of the stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the President, Vice Presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the Secretary or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries a person appointed by the chairman of the meeting shall act as secretary of the meeting.

                                  ARTICLE III.
                                    DIRECTORS

      3.1 Powers and Duties. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

      3.2 Number and Term. The Board of Directors shall consist of no less than one (1) and no more than fifteen (15) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board of Directors, or whether the size of the Board of Directors shall be fixed or variable shall be determined from time to time by majority vote of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the DGCL. A director need not be a stockholder. Directors shall initially be appointed by the incorporator and shall stand for re-election at the first annual stockholders' meeting and each annual meeting thereafter. The term of directors appointed by the incorporator shall expire at the first annual meeting of stockholders. The term of directors elected by the stockholders shall expire at the first annual meeting of stockholders occurring after the election of such directors. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

      3.3 Meetings; Notice. The Board of Directors may hold regular and special meetings either within or without the State of Delaware. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.


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            (a)   Annual Meetings. The annual meeting of the Board of Directors shall be held immediately following the stockholders' meeting and may be held without notice of the date, time, place or purpose of the meeting.

            (b) Regular Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

            (c) Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the Chief Executive Officer, President or any two (2) directors. Special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting.

            (d) Adjourned Meetings. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

            (e) Waiver of Notice. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      3.4 Quorum. A quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.

      3.5 Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the DGCL, the Certificate of Incorporation or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

                  (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

                  (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.


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      3.6   Action Without Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

      3.7 Compensation. Directors shall be entitled to such reasonable compensation for their services as directors as shall be fixed from time to time by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

      3.8 Resignation. A director may resign at any time by delivering written notice to the Board of Directors, President or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

      3.9 Vacancies. Subject to applicable law, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders.

      3.10 Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors.


                                   ARTICLE IV.
                                   COMMITTEES

      The Board of Directors may create one or more committees, each consisting of one or more members. To the extent permitted by the DGCL and specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same requirements regarding meetings, action without meetings, notice and waiver of notice, compensation, quorum and voting requirements, and removal as are applicable to the Board of Directors and its members as more fully described in
Article III above.


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                                   ARTICLE V.
                                    OFFICERS

      5.1 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, Chief Financial Officer, General Counsel and Secretary. The Board of Directors may also appoint one or more Vice Presidents, a Treasurer, and such other officers in accordance with the provisions of Section 5.5(h) of this Article V. Any number of offices may be held by the same person, except as otherwise set forth in the DGCL. Except as otherwise set forth herein, officers may, but need not, be directors or stockholders of the Corporation. The Board of Directors may elect from among the members of the Board a Chairman of the Board who may be an officer of the Corporation if so designated by the Board. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 5. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee hereof.

      5.2 Appointment. The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board following the annual meeting of the stockholders, or as soon thereafter as is conveniently possible. Subject to the terms of any employment or similar agreement to the contrary, each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

      5.3 Resignation and Removal. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

      The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

      5.4 Vacancies. Any vacancy in an office for any cause may be filled for the unexpired portion of the term by the Board of Directors.

      5.5   Duties.

            (a) The Chairman and Vice Chairman of the Board. The Chairman of the Board, if there be one, or in the absence of the Chairman, the Vice Chairman of the Board, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to them by the Board of Directors. To be eligible to serve, the Chairman of the Board and the Vice Chairman must be directors of the Corporation.

            (b) The Chief Executive Officer. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined and directed by the Board of Directors and for the administration of the business affairs of the Corporation.


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            (c)   The President. The President shall have responsibility for general supervision over the business, operations and affairs of the Corporation, subject, however, to the supervision by the Chief Executive Officer (if other than the President) and control of the Board of Directors. The President shall, in general, perform all duties incident to the officer of president, and such other duties as from time to time may be assigned by the Chief Executive Officer and/or Board of Directors.

            (d) The Chief Financial Officer. The Chief Financial Officer will have responsibility for the financial affairs of the Corporation, including the financing of the Corporation's business, accounting for its assets, liabilities and operations, and the implementation and maintenance of internal accounting controls, subject to direction and control by the Chief Executive Officer, President and the Board of Directors (including any audit committee).

            (e) General Counsel. The General Counsel shall serve as the Corporation's primary in-house legal counsel and shall discharge such other duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer or the President.

            (f) The Vice Presidents. The Vice Presidents shall perform such duties as may from time to time be assigned to them by the Board of Directors or by the President and Chief Executive Officer.

            (g) The Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; if the Corporation has a seal, shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors, the Chairman thereof, or the President.

            (h) Other Officers. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

            (i) Delegation of Duties. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

      5.6   Indemnification, Advancement of Expenses and Insurance.

            (a) Indemnification and Advancement of Expenses. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administratively, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the


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Corporation as a director, officer, employee, agent or trustee of another corporation or partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expenses, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit or proceeding, subject to the provisions of any applicable statute. The Corporation may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Corporation.

            (b) Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of subsection (a) of this Section 5.6 shall not be exclusive of any other right which any person (and his heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, resolution adopted by the stockholders, resolution adopted by the Board of Directors, agreement, insurance, purchased by the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity.

            (c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation's Board of Directors as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or the DGCL.

                                   ARTICLE VI.
                                 SHARES OF STOCK

      6.1 Shares with or without Certificates. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issuance of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of stockholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

            (a) Stocks with Certificates. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Delaware, (iii) the name of the person to whom the certificate is


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issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and
(vi) such other information as applicable law may require or as may be lawful.

            If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the stockholder this information in writing, without charge, upon request.

            Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

            (b) Shares without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the DGCL.

      6.2 Subscriptions for Shares. Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

      6.3 Transfers. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such stocks properly endorsed and with all taxes thereon paid.

      6.4 Lost, Destroyed or Stolen Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.


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                                  ARTICLE VII.
                                CORPORATE ACTIONS

      7.1 Contracts. Unless otherwise required by the Board of Directors, the President and Chief Executive Officer, the Chief Financial Officer and Secretary or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

      7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances. With respect to any loan so authorized, the Board of Directors may from time to time authorize any officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

      7.3 Checks, Drafts, Etc. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either President, the Chief Financial Officer, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

      7.4 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

      7.5 Voting Securities Held by the Corporation. Unless otherwise required by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

      7.6 Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding stocks of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of stockholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.


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                                  ARTICLE VIII.
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                   ARTICLE IX.
                                 CORPORATE SEAL

      The Corporation shall not have a corporate seal.

                                   ARTICLE X.
                               AMENDMENT OF BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized from time to time to make, adopt, alter, amend, supplement and repeal the Bylaws of the Corporation in any respect, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors; provided, however, that Bylaws shall not be made, adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than sixty-six and two-thirds (66-2/3%) of the outstanding stocks of stock of each class and series entitled to vote upon such matter.

                                   ARTICLE XI.
                                     NOTICE

      Unless otherwise provided for in these Bylaws, all notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission; (b) confirmed delivery by a standard overnight carrier or when delivered by hand; or
(c) the expiration of two (2) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to such director or stockholder at his address as it appears on the records of the Corporation.

                                         ATTEST:

                                          /s/ Henry P. Doggrell
                                         --------------------------------------
                                         Henry P. Doggrell
                                         Secretary


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